Exhibit 10.1

REXAHN PHARMACEUTICALS, INC.
2013 STOCK OPTION PLAN,
AS AMENDED AND RESTATED

REXAHN PHARMACEUTICALS, INC.
2013 STOCK OPTION PLAN,
AS AMENDED AND RESTATED

1.	Establishment and Purpose

REXAHN PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”) hereby establishes the REXAHN PHARMACEUTICALS, INC. 2013 STOCK OPTION PLAN, AS AMENDED AND RESTATED (the “Plan”) upon the terms and conditions hereafter stated. The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility. To accomplish such purpose, the Plan permits the granting of stock options, including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code, restricted stock, restricted stock units, and dividend equivalent rights.

2.	Definitions

Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)           “Amendment Date” shall mean June 9, 2016 subject to approval of the Plan by the Corporation’s stockholders on such date, the Plan having been approved by the Board on April 14, 2016.

(b)           “Award” shall mean a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, or Dividend Equivalent Rights.

(c)           “Board” shall mean the Board of Directors of the Corporation.

(d)           “Change in Control” shall mean (i) any sale, exchange or other disposition of all or substantially all of the Corporation's assets to an unrelated person or entity; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the holders of the Corporation's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(f)            “Committee” shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

(g)           “Dividend Equivalent Rights” means a right, granted to a Grantee pursuant to Section 8, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

(h)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)           “Fair Market Value” of a share of the Corporation's Stock for any purpose on a particular date shall be determined by the Committee to mean:

i.          at any time the  Stock continues to be listed or traded on any securities exchange market, the closing price per share of Stock as reported on such date, or

ii.         if the Stock is no longer listed on a securities exchange, the last reported sale price per share of Stock in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market, or

iii.        at any time the Stock is not listed on any securities exchange market or quoted in an over-the-counter market, the value of a share of Stock so determined by the Board in good faith.

(j)           “Grant Agreement” shall mean a written agreement between the Corporation and a Grantee memorializing the terms and conditions of Options, Restricted Stock, or Restricted Stock Units pursuant to the Plan.

(k)          “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(l)           “Grantee” shall mean any eligible person who receives an Award under the Plan pursuant to a Grant Agreement.

(m)          “Option” shall mean any stock option awarded hereunder.

(n)           “Original Effective Date” means March 7, 2013, the date on which the Plan was originally approved by the Board.

(o)           “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Section 424(e) of the Code, or any successor thereto of similar import.

(p)           “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock or Restricted Stock Units is subject to restrictions.

(q)           “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Section 7.

(r)           “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 7 that may be settled, subject to the terms and conditions of the applicable Grant Agreement, in shares of Stock, cash, or a combination thereof.

(s)           “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(t)            “Stock” shall mean shares of the Corporation's common stock, par value of $.0001 per share.

(u)           “Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a)           Procedure.  The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board, other than for purposes of Section 3(b).

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)           Procedure After Registration of the Stock.  Notwithstanding the provisions of Section 3(a) above, in the event that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the members of the Committee shall be both “Non-Employee Directors” within the meaning of Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code. Upon and after the point in time that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 9 and Section 14 of the Plan.

(c)           Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

i.          determine the eligible persons to whom, and the time or times at which Awards shall be granted,

ii.         determine the types of Awards to be granted,

iii.        determine the number of shares of Stock to be covered by each Award,

iv.        impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate,

v.         subject to the limitation on repricing in Section 9, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the Grantee without the Grantee’s consent,

vi.        accelerate or otherwise change the time period in which an Award may be exercised and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee’s employment, and

vii.       establish objectives and conditions, if any, for the granting and/or vesting of Awards and determining whether Awards will be granted and/or vested after the end of a performance period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

(d)           Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)           Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)            Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.	Maximum Shares Available for the Plan

Subject to adjustments as provided in Section 13 of the Plan, the shares of Stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of seventeen million (17,000,000) shares of Stock of the Corporation.  The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of shares of Stock or other consideration, the shares of Stock subject to such Award shall thereafter be available for future Awards under the Plan.

5.	Participation

Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.  To the extent necessary to comply with Rule 16b-3 or to constitute an “outside director” within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Award granted thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

Awards may be granted to such eligible persons and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 and Section 6(d) of the Plan. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

(a)           Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the Grantee, stating the number of shares of Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b)           Price. The price per share payable upon the exercise of each Option (“exercise price”) shall be determined by the Committee; provided, however, that  the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date any Option is granted.

(c)           Terms of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an incentive stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the Grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

(d)           Restrictions on Incentive Stock Options.  Incentive stock options granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

i.          Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan's original adoption by the Board or approval by the Corporation’s stockholders.

ii.         Exercise Price and Term. The exercise price of any incentive stock option granted to a Grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the shares covered by the Option on the Grant Date and the term of such Option shall not exceed five (5) years.

iii.        Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Stock, or any other shares of capital stock, with respect to which all incentive stock options first become exercisable by any Grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

iv.        Permitted Grantees. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

v.          Designation. No Option shall be an incentive stock option unless so designated by the Committee in the Grant Agreement evidencing such Option.

(e)           Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a)           Grant of Restricted Stock and Restricted Stock Units. The grant of an Restricted Stock or Restricted Stock Units shall be evidenced by a Grant Agreement, executed by the Corporation and the Grantee, stating the number of shares of Stock underlying the Restricted Stock or Restricted Stock Units and the terms and conditions of such Award, in such form as the Committee may from time to time determine. Awards of Restricted Stock and Restricted Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past service or, if so provided in the related Grant Agreement or a separate agreement, the promise by the Grantee to perform future service to the Corporation or an affiliate.

(b)           Restrictions. At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock or Restricted Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Restricted Stock Units.

(c)           Registration; Restricted Stock Certificates.  To the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Grant Agreement.  Subject to the immediately following sentence, the Corporation may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock.  The Committee may provide in a Grant Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Corporation shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Corporation or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Corporation with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Grant Agreement.

(d)           Rights of Holders of Restricted Stock.  Unless the Committee provides otherwise in a Grant Agreement and subject to the restrictions set forth in the Plan, any applicable Corporation program, and the applicable Grant Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock.  The Committee may provide in a Grant Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock.  All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

(e)           Rights of Holders of Restricted Stock Units

i.          Voting and Dividend Rights.  Holders of Restricted Stock Units shall have no rights as stockholders of the Corporation (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units, or to receive notice of any meeting of the Corporation’s stockholders).

ii.         Creditor’s Rights.  A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Corporation.  Restricted Stock Units represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Grant Agreement.

(f)            Termination of Service.  Unless the Committee provides otherwise in a Grant Agreement, in another agreement with the Grantee, or otherwise in writing after such Grant Agreement is issued, but prior to termination of Grantee’s service, upon the termination of such Grantee’s service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of such Restricted Stock or Restricted Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or dividend equivalent rights, as applicable, with respect to such Restricted Stock or Restricted Stock Units.

(g)           Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units.  The Grantee of an Award of Restricted Stock or vested Restricted Stock Units shall be required, to the extent required by applicable laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units from the Corporation at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or (y) the purchase price, if any, specified in the Grant Agreement relating to such Restricted Stock or such vested Restricted Stock Units.  Such purchase price shall be payable in a form provided in Section 10 or, in the sole discretion of the Committee, in consideration for service rendered or to be rendered by the Grantee to the Corporation or an affiliate.

(h)           Delivery of Shares of Stock.  Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Grant Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the shares of Stock represented by such Restricted Stock Unit have been delivered.

8.	Dividend Equivalent Rights

(a)	Grant of Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options. The terms and conditions of Dividend Equivalent Rights will be specified in a Grant Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award.

(b)	Termination of Service
Unless the Committee otherwise provides in a Grant Agreement, in another agreement with the Grantee, or otherwise in writing after such Grant Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of service for any reason.

9.	No Repricing without Stockholder Approval

Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), and notwithstanding any provision to the contrary in the Plan, the Corporation may not: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with exercise price above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Corporation’s stockholders or (ii) would not be deemed to be a repricing under the rules of any securities exchange market on which the Stock is listed or traded.

10.	Payment.

Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock or vested Restricted Stock Units may be made in cash (or cash equivalents acceptable to the Committee) or, unless otherwise determined by the Committee, in shares of Stock or a combination of cash and shares of Stock, or by such other means as the Committee may prescribe.  The Fair Market Value of shares of Stock delivered on exercise of Options shall be determined as of the date of exercise.  Shares of Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the Option. Any fractional share will be paid in cash.

For so long as the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price for Options or purchase price, if any, for Restricted Stock and Restricted Stock Units, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

11.	Withholding of Taxes

The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Option or to the delivery of certificates for shares issued or payments of cash to a Grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a “taxable event”), that the Grantee pay to the Corporation, in cash or, unless otherwise determined by the Corporation, in shares of Stock, including shares acquired upon exercise of the Option, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such Grantee to cover any such taxes.

12.	Transferability

Awards shall not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by a Grantee except by will or the laws of descent or distribution, and during a Grantee’s lifetime Options shall be exercisable only by such Grantee or the Grantee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, a Grantee who holds a nonqualified stock option may transfer such Option: (i) to his or her spouse, lineal ascendant, lineal descendants; (ii) to a duly established trust for the benefit of one or more of these individuals; or (iii) pursuant to a qualified domestic relations order. Options so transferred may thereafter be transferred only to the Grantee who originally received the grant or to an individual or trust to whom the Grantee would have initially transferred the Option pursuant to this Section 12. Awards which are transferred pursuant to this Section 12 shall be exercisable by the transferee according to the same terms and conditions as applied to the Grantee.

13.	Adjustments; Business Combinations

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan, shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards granted under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Stock referred to above.

In the event of any Change in Control (but subject, in the case of any Grantee, to the terms of such Grantee’s Grant Agreement), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the Grantees of Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration of vesting of any Restricted Stock, Restricted Stock Units, or Dividend Equivalent Rights; (ii) acceleration or change of the exercise dates of any Option; (iii) arrangements with Grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award; or (iv) in any case where equity securities other than Stock of the Corporation are to be delivered in exchange for or with respect to Stock of the Corporation, arrangements providing that any Award shall become one or more award with respect to such other equity securities.

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 13) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization, and except as provided in any Grant Agreement), then notwithstanding any restrictions on exercise set forth in the Plan: (i) each Grantee’s award of Restricted Stock and Restricted Stock Units shall fully vest, (ii) each Grantee shall have the right to exercise his or her Option, to the extent vested and exercisable, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (iii) the Committee may make arrangements with the Grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the Grantee to liability under Section 16(b) of the Exchange Act. Any Award not so vested, exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date. The Committee shall give each Grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Corporation and the Grantee's rights with respect to any outstanding Award.

14.	Termination and Modification of the Plan

The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or quotation system established by any securities exchange or over-the-counter market upon which the Corporation’s Stock trades; including for this purpose stockholder approval that is required (i) for continued compliance with Rule 16b-3,  (ii) to enable the Committee to grant incentive stock options pursuant to the Plan, or (iii) for amendments made to the no repricing provision of Section 9.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended but no such action shall adversely affect the rights of any outstanding Award without the holder’s consent.

15.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

16.	Termination of Employment

For purposes of maintaining a Grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

17.	Written Agreement

Each Grant Agreement entered into between the Corporation and a Grantee with respect to an Award granted under the Plan shall incorporate the terms of the Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants of Awards under the Plan, whether or not such persons are similarly situated.

19.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.	Compliance with Securities Law

Shares of Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of share certificates for such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any securities exchange or over-the-counter market upon which the Corporation’s Stock trades, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

21.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of Awards otherwise than under the Plan.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

23.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws rules and principles.

24.	Plan Subject to Certificate of Incorporation and By-Laws

The Plan is subject to the Certificate of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

25.	Effective Date; Termination Date

The Plan was effective as of the Original Effective Date.  The Plan, as amended and restated, will become effective as of the Amendment Date.  The Plan will terminate automatically ten years after the Amendment Date and may be terminated on any earlier date as provided in Section 14.